EXHIBIT 99.1

TRUSONIC, INC.

Financial Statements
and
Independent Auditor’s Report
December 31, 2006

TRUSONIC, INC.
Table of Contents

Page
Independent Auditor's Report	1

Audited Financial Statements:

Balance Sheet	2

Statement of Operations	3

Statement of Changes in Stockholders’ Deficit	4

Statement of Cash Flows	5

Notes to Financial Statements	6-13

INDEPENDENT AUDITOR'S REPORT

Board of Directors
Trusonic, Inc.
La Jolla, California

We have audited the accompanying balance sheet of Trusonic, Inc. as of December 31, 2006, and the related statement of operations, changes in stockholders’ deficit, and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trusonic, Inc. at December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ BOROS & FARRINGTON, APC

BOROS & FARRINGTON, APC
San Diego, California
December 14, 2007

TRUSONIC, INC.
Balance Sheet
December 31, 2006

Assets

Current assets
Cash and cash equivalents	$342,266
Accounts receivable, net of allowance for doubtful accounts of $46,417	598,751
Note receivable	12,588
Inventories, net of reserve of $31,365	219,677
Deferred costs	415,900
Prepaid expenses and other	200,503
Total current assets	1,789,685

Long-term assets
Deferred costs	138,330
Property, net	243,729
Other assets	24,126
Total long-term assets	406,185
Total assets	$2,195,870

Liabilities and Stockholders’ Deficit

Current liabilities
Accounts payable	$410,165
Accrued expenses	1,038,760
Deferred revenue	505,349
Current portion of long-term debt	48,560
Total current liabilities	2,002,834

Long-term liabilities
Deferred revenue	157,077
Other accrued expenses due after one year	281,881
Long-term debt, less current portion	60,113
Total long-term liabilities	499,071
Total liabilities	2,501,905

Commitments and contingencies

Stockholders' deficit
Preferred stock, 1,000,000 shares authorized; no shares issued and outstanding	-
Common stock, $0.00001 par value, 9,000,000 shares authorized; 2,536,270 issued and outstanding	1,010,992
Additional paid-in capital	71,999
Accumulated deficit	(1,389,026)
Total stockholders' deficit	(306,035)
Total liabilities and stockholders’ deficit	$2,195,870

See accompanying notes to audited financial statements.

TRUSONIC, INC.
Statement of Operations
Year Ended December 31, 2006

Revenue	$2,838,108
Cost of revenue	1,239,521
Gross profit	1,598,587

Operating expenses
Selling and marketing expense (including $12,510 of stock based compensation)	572,761
General and administrative expenses (including $11,667 of stock based compensation)	1,426,678
Total operating expenses	1,999,439

Loss from operations	(400,852)

Other income
Interest income	24,439
Interest expense	(4,123)
Total other income	20,316

Loss before provision for income taxes	(380,536)
Income tax provision	(812)

Net loss	$(381,348)

Loss per share
Basic and fully diluted	$(0.15)

Weighted average shares outstanding
Basic and diluted	2,528,007

See accompanying notes to audited financial statements.

TRUSONIC, INC.
Statement of Changes in Stockholders' Deficit
Year Ended December 31, 2006

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2006	2,514,286	$1,000,000	$47,822	$(1,007,678)	$40,144

Exercise of stock options	21,984	10,992	-	-	10,992

Stock-based compensation	-	-	24,177	-	24,177

Net loss	-	-	-	(381,348)	(381,348)

Balance, December 31, 2006	2,536,270	$1,010,992	$71,999	$(1,389,026)	$(306,035)

See accompanying notes to audited financial statements.

TRUSONIC, INC.
Statement of Cash Flows
Year Ended December 31, 2006

Cash flows from operating activities
Net loss	$(381,348)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	88,895
Stock-based compensation	24,177
Increase (decrease) in cash from changes in assets and liabilities
Accounts and note receivable	(175,565)
Inventories, net	20,936
Prepaid expenses and other	(138,241)
Accounts payable	336,672
Accrued royalties	445,612
Other accrued expenses	(22,194)
Deferred cost	(245,920)
Deferred revenue	260,073
Net cash provided by operating activities	213,097

Cash flows from investing activities
Purchases of property and equipment	(20,963)
Net cash used in investing activities	(20,963)

Cash flows from financing activities
Exercise of stock options	10,992
Borrowings under long-term debt	150,000
Repayment of long-term debt	(41,327)
Repayment of borrowings from related parties	(100,000)
Net cash from financing activities	19,665

Net increase in cash and cash equivalents	211,799
Cash and cash equivalents, beginning of year	130,467
Cash and cash equivalents, end of year	$342,266

Supplemental disclosure of cash flow information
Interest paid	$4,123
Income taxes paid	$812

See accompanying notes to audited financial statements.

TRUSONIC, INC.
Notes to Financial Statements

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Trusonic, Inc. (“Trusonic” or "the Company") is a Delaware corporation formed on November 24, 2003. Trusonic commenced operation upon the purchase of certain assets of MP3.com, a division of Vivendi, a French Media conglomerate.  The Company provides digital background music and messaging services to thousands of subscribers on three continents via the Internet. Trusonic offers an extensive library of acquired music licenses which can be assembled into play lists that may be downloaded from the Company’s website to be played at subscribers’ premises.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.

Concentration of Credit Risk

The Company maintains cash balances with a bank that may from time to time exceed the federally insured limit.  Management performs periodic evaluations of the relative credit standing of the bank.  The Company has not sustained any credit losses relating to these cash balances.

Concentrations of credit risk with respect to trade accounts receivable are limited as the Company sells its products to subscribers in diversified industries on three continents. There are no direct subscribers whose business exceeds 10% of revenue. The Company does not require collateral from its subscribers but performs ongoing credit evaluations of its subscribers’ financial conditions and maintains allowances for potential credit losses. Actual losses have been within management’s expectations and estimates.

Accounts Receivable

The Company’s accounts receivable are recorded at the invoiced amount and include interest which is applied to subscribers’ unpaid invoices 15 days after the due date.  The Company evaluates each open invoice on a monthly basis to determine whether an allowance for doubtful accounts is required. As of December 31, 2006, the allowance for doubtful accounts was $46,417. When determining that an invoice may be potentially uncollectible, the Company considers the subscribers’ creditworthiness and payment history and may utilize the services of a collection agency to pursue collection.  If determined that the doubtful debt provision should be increased based upon the review, a current period charge is applied to the income statement.

Inventories

Inventories consist primarily of electronic equipment and are valued at the lower of cost or market.  Cost is determined on the average cost basis. In accordance with Financial Accounting Standards Board (“FASB”) Statement No. 157 “Fair Value Measurements,” the Company reviews its inventory monthly and assesses the adequacy of its inventory provision against market price, shrinkage and inventory aging.

Property and Equipment

Assets are stated at cost net of accumulated depreciation.  Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which are five years for all asset categories other than purchased software which is depreciated over three years.

TRUSONIC, INC.
Notes to Financial Statements

Impairment of Long-lived Assets

In accordance with Statement of Financial Accounting Standards Board (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment.  The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset.  Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Revenue Recognition

In accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” SAB No. 104, “Revenue Recognition” and Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables;”  revenue is recognized when an arrangement exists, prices are determinable, collectibility is reasonably assured, and the goods or services have been delivered.  Revenues from music and other business services are recognized during the period the service is provided based upon the contract terms.  As part of its arrangements for music services, the Company provides subscribers with equipment that is integral and essential to the related services.  This equipment may be leased or sold to subscribers.  Revenues from leasing arrangements are recognized over the term of the leases.  Revenues from MBOX equipment sales are deferred and recognized over the greater of the subscribers’ initial contract terms or estimated relationship lives. The Company may invoice certain subscribers in advance for contracted music and other business services.  Amounts received in advance of the service period are deferred and recognized as revenue in the period services are provided.

Deferred Revenue and Deferred Costs

According to the Company’s revenue recognition policies, revenue and costs to be recognized in subsequent periods are held in these deferred accounts and comprise revenue and cost, respectively, associated with the sale and purchase cost of MBOX devices, along with amounts for service revenue received in advance of the service being performed.

Selling and Marketing

Selling and marketing costs are expensed as incurred, and include advertising, trade shows, travel and entertainment, sales commissions and related employee compensation including employee benefits, employer taxes and stock option expense.

Income Taxes

Income taxes are based on pretax financial accounting income (loss).  Deferred tax liabilities and assets are principally recognized for the expected future tax consequences of temporary differences between the financial statements and tax bases of assets and liabilities at the applicable enacted rates.  At December 31, 2006 the Company had a net operating loss carryforward of approximately $1,317,000 which expires through 2026.  A valuation allowance has been established to offset the recognition of any deferred tax assets due to the uncertainty of future realization.  The use of any tax loss carryforward benefits may also be limited as a result of changes in Company ownership.

TRUSONIC, INC.
Notes to Financial Statements

Stock-Based Compensation

The Company has a stock option plan, which is described more fully in Note 7.  The Company has adopted the provisions of Statement of Financial Accounting Standards Board (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R)).  SFAS No. 123(R) requires employee equity awards to be accounted for under the fair value method.  Accordingly, stock-based compensation is measured at the grant date, based on the fair value of the award.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share.”  SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.  Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.  Outstanding stock options as of December 31, 2006, have been excluded from the above calculations as they would be anti-dilutive.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (FIN 48).  The interpretation contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes.”  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any.  The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement.  The Company is assessing the impacts of the adoption of FIN 48.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS No. 157).  The purpose of SFAS No. 157 is to define fair value, establish a framework for measuring fair value, and enhance disclosures about fair value measurements.  The measurement and disclosure requirements are effective for the company beginning in the first quarter of fiscal year 2008.  The company is currently evaluating the impact that SFAS No. 157 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS No. 159).  SFAS No. 159 permits companies to choose to measure certain financial instruments and certain other items at fair value.  The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings.  SFAS No. 159 is effective for the company beginning in the first quarter of fiscal year 2008, although earlier adoption is permitted.  The company is currently evaluating the impact that SFAS No. 159 will have on its financial statements.

TRUSONIC, INC.
Notes to Financial Statements

2.	COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

Accounts receivable
Accounts receivable	$645,168
Allowance for doubtful accounts	(46,417)
$598,751

Property
Operating equipment	$240,898
Office furniture and equipment	172,747
Purchased software	15,522
Leasehold improvements	29,089
458,256
Less accumulated depreciation	(214,527)
$243,729

Other accrued expenses
Accrued compensation and benefits	$80,226
Other accrued fees	945,068
Other	13,466
$1,038,760

3.	BANK LINE OF CREDIT

The Company has a revolving bank line of credit agreement which provides for borrowings of up to $250,000.  Borrowings under the line bear interest at prime plus 1.5% per annum, are collateralized by substantially all assets of the Company, and are guaranteed by certain officers and stockholders of the Company.  No borrowings were outstanding at December 31, 2006.

4.	RELATED PARTY LOANS

At January 1, 2006, the Company had borrowed a total of $100,000 from two officers and stockholders of the Company.  These loans were due on demand and interest was payable monthly at prime plus 3.5% per annum.  These loans were repaid in 2006 and no borrowings were outstanding at December 31, 2006.

5.	LONG-TERM DEBT

The Company has a note payable to a bank that bears interest at prime plus 1.5% per annum, is collateralized by substantially all assets of the Company, and is guaranteed by the certain officers and stockholders of the Company.  $108,673 was outstanding on December 31, 2006. The loan expires in April 2009 and is payable in monthly installments of approximately $4,750.

Maturities of the long-term debt are as follows:

Year ending December 31:
2007	$48,560
2008	53,511
2009	6,602
$108,673

TRUSONIC, INC.
Notes to Financial Statements

6.	INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS 109, "Accounting for Income Taxes", using the liability method. SFAS 109 requires recognition of deferred tas liabilities and assets for the expected future tax consequenses of events that have been included in the current consolidated financial statements or tax returns.

The components of the income tax provision for the year ended December 31, 2006 were as follow:

Current	$812
Deferred	-
$812

Income tax expense (benefit) for the year ended December 31, 2006 differed from the amounts computed applying the federal statutory rate of 34% to pre-tax income as a result of:

Computed tax benefit	$(129,382)
Non-deductible items	3,875
Change in valuation allowance	147,316
Return to provision	-
State and local income taxes, net of tax benefit	(20,997)
$812

Significant components of the Company's deferred tax assets and liabilities for federal income taxes at December 31, 2006 consisted of the following:

Deferred tax assets
Net operating loss carryforward	$564,246
Deferred revenue	283,783
Allowance for bad debts	19,885
Accrued vacation	12,028
Equity compensation	22,014
UNICAP	3,134
Valuation allowance	(621,107)
Total deferred tax assets	283,983
Deferred tax liabilities
Deferred costs	(237,432)
State tax	(46,551)
Total deferred tax liabilities	(283,983)
Net Deferred tax assets/liabilities	$-

As of December 31, 2006, the valuation allowance for deferred tax assets totaled $621,107.  For the year ended December 31, 2006, the net change in the valuation allowance was an increase of $147,316.

As of December 31, 2006, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $1,317,000.  The net operating loss carryforwards expire through 2026.  The utilization of net operating loss carryforwards may be limited under the provisions of Internal Revenue Code Section 382 and similar state provisions due to a change in ownership.

The net deferred tax asset has been predominantly offset by a valuation allowance.  The Company maintains a valuation allowance to reduce certain deferred tax assets to amounts that are, in management’s estimations, more likely than not to be realized.

TRUSONIC, INC.
Notes to Financial Statements

7.	COMMITMENTS AND CONTINGENCIES

Leases

The Company leases facilities under non-cancelable operating lease which expires in April 2010.  Under this lease, the Company pays taxes, insurance, and maintenance expenses.  Future minimum lease commitments under the long-term non-cancelable operating lease are as follows:

Year ending December 31:
2007	$59,830
2008	59,828
2009	62,720
2010	21,228
$203,606

Broadcast Music, Inc. (“BMI”) Agreement

The Company’s play lists include works by artists represented by Broadcast Music, Inc. (“BMI”).  The industry-wide agreement between business music providers and BMI expired in December 1993.  BMI has been pursuing a rate court proceeding in Federal Court in New York wherein BMI contends that 1993 fee levels understate reasonable fee levels by as much as 100%.  In 2006, the Company was audited by BMI, and in July 2007 the Company entered into a revised agreement with BMI covering the periods from July 1, 2004 to June 30, 2009. No additional royalties are due for periods before July 1, 2004, however it was determined that additional royalties were due for periods since that date which have been accrued though the respective periods. The Company has agreed with BMI to pay these additional royalties over a two year period.  The liability under the two year payment plan is as follows:

Year ending December 31:
2007	$60,000
2008	210,000
2009	71,881
$341,881

ASCAP Agreement

The Company’s play lists include works by artists represented by the American Society of Composers, Authors and Publishers (“ASCAP”).  The industry-wide agreement between business music providers and ASCAP expired in May 1999.  On January 29, 2003, ASCAP made an application to the federal rate court in New York to seek a court determined reasonable rate increase. The Company cannot predict what the terms of the new ASCAP agreement with business music providers will be or when agreement will be reached, although ASCAP has indicated that they are seeking royalty rate increases and a retroactive royalty rate increase.

The Company has been operating under an interim agreement pursuant to which it pays royalties at the 1999 rates.  During August 2006 ASCAP performed an audit of royalty fees paid and informed the Company that additional fees and finance charges were due for the period from February 1, 2003 through June 30, 2006.  The Company is in disagreement with ASCAP on this matter and contends it is not liable for any fees or finance charges relating to a number of their assertions including the period prior to December 19, 2003, (the date Trusonic purchased the assets from MP3.com and commenced operations) and definitions of certain categories of subscribers contained in the interim agreement. As of December 31, 2006, the Company has accrued for the settlement of the audit findings according to the terms of the existing contract, and continues to accrue for royalty fees on a monthly basis according to the terms of the existing interim contract.

Digital Millennium Copyright Act

In October 1998, the Digital Millennium Copyright Act was enacted. The Act provides for a statutory license from the copyright owners of master recordings to make and use ephemeral copies of such recordings.  Ephemeral copies refer to temporary copies of master sound recordings made to enable or facilitate the digital transmission of such recordings.  The Company reproduces and distributes sound recordings pursuant to licenses secured directly from artists and record companies.  Accordingly, the Company need not rely upon the statutory license terms and fees set forth in the Digital Millennium Copyright Act.

Litigation

The Company has been named in two lawsuits alleging the infringement of patents.  These lawsuits are being vigorously defended.  Although it is not possible to determine the final outcome of these matters, the Company believes that any liability will not have a material adverse effect on its operations or financial position.

8.	STOCKHOLDERS’ EQUITY

Stockholder Agreements

The Company has agreements with its stockholders relating to its issued and outstanding common stock.  Under these agreements, the Company has the right of first refusal to repurchase its shares in the event of a proposed sale or transfer under the same terms and conditions.  If the Company does not exercise its right of first refusal, the remaining stockholders shall have the option to purchase the shares under the same terms and conditions on a pro rata basis.  Certain transfers are permitted as described in the agreements.  The agreements terminate in the event of certain circumstances including a two thirds vote of stockholders; dissolution, bankruptcy, or insolvency; or expiration of a lock-up period following a public offering with gross proceeds in excess of $10 million dollars.

2003 Stock Option Plan

The Company's Board of Directors and stockholders approved a stock option plan (the "2003 Plan") to attract and retain competent personnel and to provide to participating officers, directors and employees long-term incentive for high levels of performance and for unusual efforts to improve the financial performance of the Company.  The 2003 Plan provides for both incentive stock options specifically tailored to the provisions of the Internal Revenue Code and for options not qualifying as incentive stock options.  Employees of the Company, including officers and directors, were eligible to receive options granted under the 2003 Plan.  There are 500,000 shares reserved for the issuance of stock options.  Options vest at a minimum of 20% per year and expire not more than 10 years after the grant date.  The Board had full authority to award options under the 2003 Plan, to establish the terms of the option agreements, and to take all other action deemed appropriate for administration of the 2003 Plan.

During the year ended December 31, 2006, the Company granted to certain employees 15,000 stock options to purchase common stock at an average exercise price of $1.55.  The range of exercise prices of options issued during the year was $0.50 to $1.55.  The stock options vest over a period of up to five years.  All are exercisable up to ten years after vesting and expire at the earlier of ten years after the vesting date of each option or one month after the termination of employment or service agreement with the Company.  The stock options were granted at strike prices, which were set by the Board of Directors on the grant date to be the fair market value of the Company's stock.  During the year ended December 31, 2006, there were 145,750 stock options at an average exercise price of $0.55 that employees and directors forfeited through discontinued service with the Company.  The weighted average remaining contractual life of the options outstanding at December 31, 2006, is 7.5 years.

The following summarizes stock option activity:

	Weighted Average Price	Underlying Shares

Balance, January 1, 2006	$0.63	344,750
Options granted	$1.55	15,000
Options forfeited	$0.55	(145,750)
Balance, December 31, 2006	$0.74	214,000

Options exercisable at December 31, 2006	$0.64	104,664

Weighted average remaining contractual life of options outstanding at December 31, 2006 (years)		7.5

The following summarizes information about options outstanding at December 31, 2006:

	Outstanding Options			Exercisable Options
Exercise Price	Shares	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
$0.50	130,000	7.1	$0.50	76,428	$0.50
$0.90	40,000	7.8	$0.90	17,555	$0.90
$1.20	29,000	8.2	$1.20	10,681	$1.20
$1.55	15,000	9.2	$1.55	-	-
Total	214,000	7.5	$0.74	104,664	$0.64

Stock-Based Compensation

Stock-based compensation relating to stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following range of assumptions for the year ended December 31, 2006:

Estimated values	$0.50 - $1.55
Risk free interest rate	4.35% - 4.53%
Dividend yield	0.00%
Volatility	25% - 38%
Expected life	5 years